                                   EXHIBIT 11

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                   EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                    TWELVE MONTHS ENDED
                                                     DECEMBER 31, 1997
                                                    -------------------
PRIMARY:
Average shares outstanding:                                      44,027
                                                              =========
Net Loss                                                      $(202,000)
                                                              =========
Net loss per share                                            $   (4.59)
                                                              =========
FULLY DILUTED:
Average shares outstanding:                                      44,027
                                                              =========
Net loss                                                      $(202,000)
                                                              =========
Net loss per share                                            $   (4.59)
                                                              =========